UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 11, 2019

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road,

Building III, Suite 200

Austin, TX 78746

(Address of principal executive offices, including zip code)

(512) 961-1891

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(b) Engagement of New Independent Registered Public Accounting Firm.

Savara Inc. (the “Company”) previously reported that on March 29, 2019, the audit committee of the Company’s board of directors (the “Audit Committee”) approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, subject to completion of EY’s standard client acceptance procedures. On April 10, 2019, EY informed the Company that in the course of performing such procedures, EY determined there was a potential conflict of interest and that EY’s independence could be impaired in accordance with independence rules of the U.S. Securities and Exchange Commission. Consequently, EY informed the Company that it would be unable to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

On April 11, 2019, the Audit Committee approved the engagement of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, subject to completion of RSM’s standard client acceptance procedures.

During the years ended December 31, 2018 and December 31, 2017, and in the subsequent interim period through April 11, 2019, neither the Company nor anyone acting on its behalf consulted with RSM regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2019		SAVARA INC.
a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance
Chief Financial Officer